CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             COTELLIGENT GROUP INC.

                     Pursuant to Section 242 of the Delaware
                             General Corporation Law


     MICHAEL L. EVANS, President, and LORRAINE E. VEGA, Secretary of COTELLIGENT GROUP, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certify as follows:

     FIRST: The Certificate of Incorporation of Cotelligent Group, Inc. was filed in the Office of the Secretary of State of Delaware on October 18, 1995.

     SECOND: Article FIRST of the Certificate of Incorporation of Cotelligent Group, Inc. is hereby amended to read as follows: "FIRST: The name of the Corporation is COTELLIGENT, INC."

         THIRD: The foregoing amendment has been duly adopted in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware. Written consent to the foregoing amendment has been given to the stockholders of Cotelligent Group, Inc. in accordance with Section 2328 of the General Corporation Law of the State of Delaware. That this Certificate of Amendment of the Certificate of Incorporation shall be effective on September 9, 1998.

NY02B/21527.1

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         IN  WITNESS  WHEREOF,   the  undersigned  have  made  and  signed  this
Certificate of Amendment as of this 9th day of September, 1998.

                                                     /s/ Michael L. Evans
                                                     Michael L. Evans
                                                     President

ATTESTED:



/s/ Lorraine E. Vega
Lorraine E. Vega
Secretary


NY02B/21527.1
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